UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

PROS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

3100 Main Street, Suite 900

Houston, TX, 77002

(Address of principal executive offices)

(713) 335-5151

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2007, PROS Holdings, Inc. (“PROS”) issued a press release (the “Press Release”) in which PROS announced its financial results for the quarter ended June 30, 2007.  The announcement was filed on Form 8-K on August 6, 2007, with the full text of the Press Release attached as an exhibit.  PROS also conducted a conference call (the “Conference Call”) on the same date to discuss these results and responded to questions from the analysts.  The transcript of the prepared remarks and the subsequent questions and answers for the Conference Call is attached hereto as Exhibit 99.1.

The transcript of the Conference Call contains forward-looking statements regarding PROS and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The expectations and projections regarding PROS future performance referenced in this transcript are based on currently available competitive, financial, and economic data, along with PROS operating plans, and are subject to future events and uncertainties.  PROS cautions readers that in addition to the cautionary statements, all forward-looking statements contained therein should be read in conjunction with PROS SEC filings, including the risk factors described therein, and other public announcements.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by PROS, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Transcript of PROS Second Quarter 2007 Conference Call on August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 9, 2007

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President